As filed with the Securities and Exchange Commission on March 2, 2016

Registration No. 333-189942

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dex Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	13-270040
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 West Airfield Drive, P.O. Box 610810
D/FW Airport, Texas 75261

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Raymond R. Ferrell

Executive Vice President - General Counsel and Secretary

2200 West Airfield Drive, P.O. Box 619810

D/FW Airport, Texas 75261

(972) 453-7000

Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert M. Hayward, P.C.

R. Henry Kleeman

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Fax: (312) 862-2200

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This post-effective amendment (the “Post-Effective Amendment”), filed by Dex Media, Inc., a Delaware corporation (the “Company”), is being filed to deregister shares of common stock, par value $0.001 per shares (the “Shares”) registered under the Company’s Registration Statement on Form S-3 (File No. 333-189942) (the “Registration Statement”), which registered 4,920,030 Shares held by certain selling stockholders, to the extent such Shares remain unsold and to terminate the effectiveness of the Registration Statement. The Company hereby requests that upon the effectiveness of this Post-Effective Amendment, such Shares be removed from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, at D/FW Airport, State of Texas, on March 2, 2016. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.

DEX MEDIA, INC.

By:	/s/ Joseph A. Walsh

Joseph A. Walsh
President and Chief Executive Officer

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